Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jason Meggs, Chief Financial Officer of Syneos Health, Inc. (the “registrant”), do hereby certify, that to the best of my knowledge:

1. The registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Report”), to which this Certification is attached as Exhibit 32.2, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: November 2, 2021

/s/ Jason Meggs
Jason Meggs
Chief Financial Officer
(Principal Financial Officer)

This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.